AE                                                                   Exhibit 4.1
        COMMON SHARES
  PAR VALUE $.01 PER SHARE                                  CUSIP 00817Y 10 8
                                 [AETNA LOGO]                SEE REVERSE FOR
                                                           CERTAIN DEFINITIONS
                                  Aetna Inc.
       Incorporated under the laws of the Commonwealth of Pennsylvania


This Certifies that



is the owner of


                FULLY PAID AND NON-ASSESSABLE COMMON SHARES OF

Aetna Inc., transferable on the books of the Company in person or by duly authorized Attorney upon the surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.




DATED:

COUNTERSIGNED AND REGISTERED:

EQUISERVE TRUST COMPANY, N.A.        [AETNA INC. CORPORATE SEAL]

                        TRANSFER AGENT
                        AND REGISTRAR
                                                        /s/ William H. Donaldson
             /s/ Michael Foley                                    CHAIRMAN
BY
            AUTHORIZED SIGNATURE                        /s/ William J. Casazza
                                                                  SECRETARY

                                  AETNA INC.

This certificate also evidences certain Rights as set forth in a Rights Agreement between Aetna Inc. and EquiServe Trust Company, N.A., as Rights Agent, as amended from time to time (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge promptly after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be evidenced by separate certificates and no longer be evidenced by this certificate, may be redeemed or exchanged or may expire. As set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may be null and void.

THE COMPANY WILL FURNISH TO ANY SHAREHOLDER UPON REQUEST AND WITHOUT CHARGE A FULL OR SUMMARY STATEMENT OF THE DESIGNATIONS, VOTING RIGHTS, PREFERENCES, LIMITATIONS AND SPECIAL RIGHTS OF THE SHARES OF EACH CLASS OR SERIES OF STOCK WHICH THE COMPANY IS AUTHORIZED TO ISSUE SO FAR AS THEY HAVE BEEN FIXED AND DETERMINED AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO FIX AND DETERMINE THE DESIGNATIONS, VOTING RIGHTS, PREFERENCES, LIMITATIONS AND SPECIAL RIGHTS OF THE CLASSES AND SERIES OF SHARES OF THE COMPANY. SUCH REQUESTS MAY BE MADE TO THE COMPANY AT ITS OFFICES AT 151 FARMINGTON AVENUE, HARTFORD, CONNECTICUT.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM- as tenants in common                    UNIF GIFT MIN ACTD-___________ Custodian ____________
TEN ENT- as tenants by the entireties                                 (Cust)                  (Minor)
JT TEN-  as joint tenants with right of                               under Uniform Gifts to Minors
         survivorship and not as tenants                              Act _____________________
         in common                                                               (State)


    Additional abbreviations may also be used though not in the above list.

For value received,__________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

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            PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

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------------------------------------------------------------------------  Shares
of the capital stock represented by the within Certificate and do hereby irrevocably constitute and appoint

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Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.
Dated,____________________


NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:


----------------------
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.